Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-18829), Form S-8 (No. 333-20403) and Form S-8 (No. 333-61392) of Titanium Metals Corporation of our report dated February 4, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 20, 2002